EZCORP Reports First Quarter Fiscal 2023 Results
Pawn Loans Outstanding and Record Sales Driving Strong Revenue and Earnings Growth
Austin, Texas (February 1, 2023) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its first quarter ended December 31, 2022.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP") and comparisons shown are to the same period in the prior year.
FIRST QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) up 19% to $209.9 million.
•Total revenue increased 20%, and gross profit increased 15%.
•Merchandise sales gross margin remains within our targeted range at 36%.
•Net income for the quarter was $16.8 million, an increase of $1.1 million.
•Diluted earnings per share of $0.25 was up from $0.21. On an adjusted basis1, diluted earnings per share was $0.28, compared to $0.22 in the prior-year quarter.
•Return on earning assets (ROEA) remains strong at 163%.
•Refinanced convertible debt, that included the repurchase of $109.4 million convertible notes due 2024 and $69.1 million convertible notes due 2025, and the issuance of $230.0 million due 2029.
CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Lachie Given stated, “We began fiscal 2023 with another outstanding quarter, continuing to execute on our three-year strategic plan. Our PLO was the highest on record for this quarter, and we achieved our strongest ever quarterly sales result. The challenging macro-economic backdrop continues to drive increased demand for our two core products, which are providing solutions for our customers' short-term cash needs and selling second-hand goods. And our team’s relentless focus on improving the performance of every one of our 1,186 stores, continues to drive our excellent financial and operating results.
"We remain committed to market-leading customer service, by investing in our store-based and support teams, technology improvements, process efficiencies and automation, as we provide our customers with a fast, convenient and respectful solution to address their short-term cash needs. Additionally, our neighborhood retail locations provide affordable pre-owned and recycled general merchandise and jewelry to our cost-conscious and environmentally concerned consumers.
“During the first quarter, we acquired nine stores in the Houston, Texas area and one store in Las Vegas, Nevada. We opened two de novo stores in Latin America and expect to open more this quarter. We now have 2.4 million EZ+ Rewards members across all geographies, an increase of 26% over the fourth quarter of 2022.
“We proactively addressed our near-term convertible debt maturities with a successful placement of $230 million of 7-year convertible notes, materially de-risking the balance sheet while providing a stable, low cash-cost capital base from which to continue to grow. We retired approximately $178.5 million of convertible notes maturing in 2024 and 2025 and repurchased approximately $5 million in shares as part of this financing, in addition to the $2 million in shares we acquired during the quarter as part of our announced buy-back program.
“During the quarter, we launched new initiatives to enhance work-life balance for our team members and increase employer competitiveness at all levels. I believe we have the best, most passionate, engaged and productive team members in the industry. We are committed to doing everything we can to retain and incentivize them because it is their operational excellence that drives our financial results and ultimately enhances value for all shareholders,” concluded Given.

CONSOLIDATED RESULTS

Three Months Ended December 31	As Reported		Adjusted[1]
in millions, except per share amounts	2022	2021	2022	2021

Total revenues	$264.3	$221.0	$261.6	$221.0
Gross profit	$152.5	$132.1	$151.1	$132.1
Income before tax	$24.5	$21.3	$28.0	$21.4
Net income	$16.8	$15.7	$21.4	$16.0
Diluted earnings per share	$0.25	$0.21	$0.28	$0.22
EBITDA (non-GAAP measure)	$38.1	$31.0	$37.9	$31.1

•Diluted earnings per share were $0.25, up from $0.21. On an adjusted basis, diluted earnings per share were $0.28, up from $0.22.
•Income before taxes improved to $24.5 million from $21.3 million, while adjusted EBITDA increased 22% to $37.9 million.
•PLO increased 19% to $209.9 million, up $33.3 million. On a same-store basis2, PLO increased 16% due to increased loan demand, reflecting growth above pre-COVID levels.
•Total revenues increased 20% and gross profit increased 15%, reflecting improved pawn service charge (PSC) revenue, merchandise sales and merchandise sales gross profit.
•PSC increased 22% as a result of higher average PLO.
•Merchandise sales gross margin remains within our targeted range at 36%. Aged general merchandise has increased to 1.6% of total general merchandise inventory.
•Net inventory increased 31%, reflecting a return towards normalized inventory levels. Inventory turnover remained strong at 2.8x for the quarter, down from 3.0x.
•Store expenses increased 16%, primarily due to increased labor in-line with store activity, and to a lesser extent, expenses related to our loyalty program and rent associated with lease renewals. On a same-store basis, store expenses increased 14%. General and administrative expenses were flat.
•Cash and cash equivalents at the end of the quarter was $207.7 million, down 11% year-over-year. The decrease is primarily due to the increase in PLO and inventory, the acquisition of new stores, and strategic investments, partially offset by the net cash proceeds associated with the convertible debt refinancing.
SEGMENT RESULTS
U.S. Pawn
•PLO ended the quarter at $166.9 million, up 18% or 15% on a same store basis.
•Total revenue was up 19% and gross profit increased 13%, reflecting increased PSC, higher merchandise sales and improved merchandise sales gross profit.
•PSC increased 23% as a result of higher average PLO.
•Merchandise sales gross margin decreased to 38% from 43%, reflecting a more normalized operating environment. Aged general merchandise remains less than 1% of total general merchandise inventory.
•Net inventory increased 31% reflecting a return towards normalized inventory levels. Inventory turnover decreased to 2.6x from 2.8x.
•Store expenses increased 13%, primarily due to increased labor in-line with store activity, and to a lesser extent, expenses related to our loyalty program and rent associated with lease renewals.

•Segment contribution increased 14% to $39.3 million.
•Segment store count increased by 10 stores during this quarter due to two acquisitions.
Latin America Pawn
•PLO improved to $43.0 million, up 21% (17% on constant currency basis). On a same store basis, PLO increased 19% (15% on a constant currency basis).
•Total revenue was up 21% (16% on constant currency basis) and gross profit increased 23% (18% on a constant currency basis), reflecting increased PSC, higher merchandise sales and improved merchandise sales gross profit.
•PSC increased 20% (15% on a constant currency basis) as a result of higher average PLO.
•Merchandise sales gross margin increased from 29% to 30%. Aged general merchandise inventory increased to 2.9% from 0.5% of total merchandise inventory.
•Net inventory increased 32% (27% on a constant currency basis), reflecting a return towards normalized inventory levels. Inventory turnover remains strong at 3.3x, down from 3.6x.
•Store expenses increased 25% (20% on a constant currency basis), primarily due to increased labor in-line with store activity, and to a lesser extent, expenses related to our loyalty program and rent associated with lease renewals. Same-store expenses increased 22% (18% on a constant currency basis).
•Segment contribution increased 16% (12% on a constant currency basis) to $7.5 million. On an adjusted basis, segment contribution was up 15% to $7.5 million.
•Segment store count increased by 1 store due to the net impact of opening 2 de novo stores and consolidating 1 store during the quarter.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, February 2, 2023, at 8:00 am Central Time to discuss First Quarter Fiscal 2023 results. Analysts and institutional investors may participate on the conference call by dialing (844) 200-6205, Conference ID: 341829, or internationally by dialing (929) 526-1599. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and pre-owned and recycled merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow”, which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
(in thousands, except per share amounts)	2022	2021
	(Unaudited)
Revenues:
Merchandise sales	$163,787	$137,720
Jewelry scrapping sales	7,884	6,944
Pawn service charges	92,593	76,025
Other revenues, net	63	305
Total revenues	264,327	220,994
Merchandise cost of goods sold	104,877	83,111
Jewelry scrapping cost of goods sold	6,953	5,772
Gross profit	152,497	132,111
Operating expenses:
Store expenses	100,803	86,771
General and administrative	15,476	15,545
Depreciation and amortization	7,988	7,574
(Gain) loss on sale or disposal of assets and other	(16)	5
Total operating expenses	124,251	109,895
Operating income	28,246	22,216
Interest expense	6,190	2,431
Interest income	(664)	(304)
Equity in net income of unconsolidated affiliates	(1,584)	(1,138)
Other income	(234)	(120)
Income before income taxes	24,538	21,347
Income tax expense	7,760	5,626
Net income	$16,778	$15,721

Basic earnings per share	$0.30	$0.28
Diluted earnings per share	$0.25	$0.21

Weighted-average basic shares outstanding	56,308	56,183
Weighted-average diluted shares outstanding	83,779	81,948

EZCORP, Inc.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	December 31, 2022	December 31, 2021

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$207,658	$233,274
Restricted cash	8,359	8,692
Pawn loans	209,855	176,586
Pawn service charges receivable, net	34,921	29,765
Inventory, net	156,064	119,313
Prepaid expenses and other current assets	45,559	31,209
Total current assets	662,416	598,839
Investments in unconsolidated affiliates	37,789	42,513
Other investments	39,220	16,500
Property and equipment, net	55,612	52,201
Right-of-use asset, net	230,554	201,527
Goodwill	297,361	284,619
Intangible assets, net	58,029	61,458
Notes receivable, net	1,224	1,190
Deferred tax asset, net	12,428	15,623
Other assets	7,682	5,851
Total assets	$1,402,315	$1,280,321

Liabilities and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$69,930	$75,531
Customer layaway deposits	16,276	13,142
Operating lease liabilities, current	52,799	51,843
Total current liabilities	139,005	140,516
Long-term debt, net	358,984	311,844
Deferred tax liability, net	—	221
Operating lease liabilities	188,730	161,841
Other long-term liabilities	10,261	11,398
Total liabilities	696,980	625,820
Commitments and Contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01per share; shares authorized: 100 million; issued and outstanding: 52,877,930 as of December 31, 2022; 53,344,218 as of December 31, 2021; and 53,454,885 as of September 30, 2022	529	533
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30
Additional paid-in capital	343,012	339,955
Retained earnings	414,929	369,359
Accumulated other comprehensive loss	(53,165)	(55,376)
Total equity	705,335	654,501
Total liabilities and equity	$1,402,315	$1,280,321

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
(in thousands)	2022	2021

	(Unaudited)
Operating activities:
Net income	$16,778	$15,721
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	7,988	7,574
Amortization of debt discount and deferred financing costs	378	374
Non-cash lease expense	13,596	12,694
Deferred income taxes	656	587
Other adjustments	(91)	(30)
Provision for inventory reserve	532	(820)
Stock compensation expense	1,886	1,698
Equity in net income of unconsolidated affiliates	(1,584)	(1,138)
Loss on extinguishment of debt	3,545	—
Changes in operating assets and liabilities:
Service charges and fees receivable	(691)	(419)
Inventory	(1,881)	(2,314)
Prepaid expenses, other current assets and other assets	(2,280)	(2,330)
Accounts payable, accrued expenses and other liabilities	(34,761)	(29,531)
Customer layaway deposits	(752)	551
Income taxes	6,574	4,741
Dividends from unconsolidated affiliates	1,775	1,660
Net cash provided by operating activities	11,668	9,018
Investing activities:
Loans made	(189,074)	(166,480)
Loans repaid	109,125	95,542
Recovery of pawn loan principal through sale of forfeited collateral	88,030	65,297
Capital expenditures, net	(7,182)	(4,985)
Acquisitions, net of cash acquired	(12,884)	—
Issuance of notes receivable	(15,500)	(1,000)
Investment in unconsolidated affiliates	(2,133)	(2,477)
Investment in other investments	(15,000)	(16,500)
Net cash used in investing activities	(44,618)	(30,603)
Financing activities:
Taxes paid related to net share settlement of equity awards	(1,138)	(792)
Proceeds from issuance of debt	230,000	—
Debt issuance cost	(7,403)	—
Cash paid on extinguishment of debt	(1,951)	—
Payments on debt	(178,488)	—
Repurchase of common stock	(7,027)	—
Net cash provided by (used in) financing activities	33,993	(792)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	605	719
Net increase (decrease) in cash, cash equivalents and restricted cash	1,648	(21,658)
Cash, cash equivalents and restricted cash at beginning of period	214,369	263,624
Cash, cash equivalents and restricted cash at end of period	$216,017	$241,966

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended December 31, 2022 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$118,314	$45,473	$—	$163,787	$—	$163,787
Jewelry scrapping sales	7,176	708	—	7,884	—	7,884
Pawn service charges	69,310	23,283	—	92,593	—	92,593
Other revenues	25	16	22	63	—	63
Total revenues	194,825	69,480	22	264,327	—	264,327
Merchandise cost of goods sold	73,256	31,621	—	104,877	—	104,877
Jewelry scrapping cost of goods sold	6,216	737	—	6,953	—	6,953
Other cost of revenues	—	—	—	—	—	—
Gross profit	115,353	37,122	22	152,497	—	152,497
Store expenses	73,304	27,499	—	100,803	—	100,803
General and administrative	—	(3)	—	(3)	15,479	15,476
Depreciation and amortization	2,755	2,215	—	4,970	3,018	7,988
(Gain) loss on sale or disposal of assets and other	3	(19)	—	(16)	—	(16)
Interest expense	—	—	—	—	6,190	6,190
Interest income	—	(169)	—	(169)	(495)	(664)
Equity in net income of unconsolidated affiliates	—	—	(1,584)	(1,584)	—	(1,584)
Other (income) expense	—	70	4	74	(308)	(234)
Segment contribution	$39,291	$7,529	$1,602	$48,422
Income (loss) before income taxes				$48,422	$(23,884)	$24,538

	Three Months Ended December 31, 2021 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$102,078	$35,642	$—	$137,720	$—	$137,720
Jewelry scrapping sales	4,980	1,964	—	6,944	—	6,944
Pawn service charges	56,557	19,468	—	76,025	—	76,025
Other revenues	22	240	43	305	—	305
Total revenues	163,637	57,314	43	220,994	—	220,994
Merchandise cost of goods sold	57,832	25,279	—	83,111	—	83,111
Jewelry scrapping cost of goods sold	3,975	1,797	—	5,772	—	5,772
Gross profit	101,830	30,238	43	132,111	—	132,111
Segment and corporate expenses (income):
Store expenses	64,689	22,082	—	86,771	—	86,771
General and administrative	—	—	—	—	15,545	15,545
Depreciation and amortization	2,670	1,980	—	4,650	2,924	7,574
Gain on sale of disposal of assets and other	—	5	—	5	—	5
Interest expense	—	—	—	—	2,431	2,431
Interest income	—	(182)	—	(182)	(122)	(304)
Equity in net income of unconsolidated affiliates	—	—	(1,138)	(1,138)	—	(1,138)
Other (income) expense	—	(134)	(12)	(146)	26	(120)
Segment contribution	$34,471	$6,487	$1,193	$42,151
Income (loss) before income taxes				$42,151	$(20,804)	$21,347

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended December 31, 2022
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2022	515	660	1,175
New locations opened	—	2	2
Locations acquired	10	—	10
Locations sold, combined or closed	—	(1)	(1)
As of December 31, 2022	525	661	1,186

	Three Months Ended December 31, 2021
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2021	516	632	1,148
New locations opened	—	1	1
Locations acquired	—	—	—
Locations sold, combined or closed	—	—	—
As of December 31, 2021	516	633	1,149
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and three months ended December 31, 2022 and 2021 were as follows:

	December 31,		Three Months Ended December 31,
	2022	2021	2022	2021

Mexican peso	19.5	20.5	19.7	20.7
Guatemalan quetzal	7.7	7.5	7.7	7.6
Honduran lempira	24.4	24.1	24.3	23.9
Australian dollar	1.5	1.4	1.5	1.4
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.

Miscellaneous Non-GAAP Financial Measures

	Three Months Ended December 31,
(in millions)	2022	2021

Net income	$16.8	$15.7
Interest expense	6.2	2.4
Interest income	(0.7)	(0.3)
Income tax expense	7.8	5.6
Depreciation and amortization	8.0	7.6
EBITDA	$38.1	$31.0

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2023 Q1 Reported	$264.3	$152.5	$24.5	$7.8	$16.8	$0.25	$38.1
Extinguishment of Debt Impact			3.5	(1.0)	4.5	0.03	—
FX Impact			0.2	0.1	0.1	—	0.2
Constant currency impact	(2.7)	(1.4)	(0.2)	(0.3)	—	—	(0.4)
2023 Q1 Adjusted	$261.6	$151.1	$28.0	$6.6	$21.4	$0.28	$37.9

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2022 Q1 Reported	$221.0	$132.1	$21.3	$5.6	$15.7	$0.21	$31.0
FX Impact			0.1	(0.1)	0.3	0.01	0.1
2022 Q1 Adjusted	$221.0	$132.1	$21.4	$5.5	$16.0	$0.22	$31.1

	Three Months Ended December 31, 2022
(in millions)	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenue	$264.3	20%
Currency exchange rate fluctuations	(2.7)
Constant currency consolidated revenue	$261.6	18%

Consolidated gross profit	$152.5	15%
Currency exchange rate fluctuations	(1.4)
Constant currency consolidated gross profit	$151.1	14%

Consolidated net inventory	$156.1	31%
Currency exchange rate fluctuations	(1.4)
Constant currency consolidated net inventory	$154.7	30%

Latin America Pawn gross profit	$37.1	23%
Currency exchange rate fluctuations	(1.4)
Constant currency Latin America Pawn gross profit	$35.7	18%

Latin America Pawn PLO	$43.0	21%
Currency exchange rate fluctuations	(1.4)
Constant currency Latin America Pawn PLO	$41.6	17%

Latin America Pawn PSC revenues	$23.3	20%
Currency exchange rate fluctuations	(0.8)
Constant currency Latin America Pawn PSC revenues	$22.5	15%

Latin America Pawn merchandise sales	$45.5	28%
Currency exchange rate fluctuations	(1.9)
Constant currency Latin America Pawn merchandise sales	$43.6	22%

Latin America Pawn segment profit before tax	$7.5	16%
Currency exchange rate fluctuations	(0.2)
Constant currency Latin America Pawn segment profit before tax	$7.3	12%